Timberline RESOURCES

FOR IMMEDIATE RELEASE

Timberline Acquires Option For 100% of Talapoosa Project in Nevada with Over One-Million Ounce Gold Resource

Coeur d'Alene, Idaho – March 17, 2015 – **Timberline Resources Corporation (NYSE MKT: TLR; TSX-V: TBR)** ("Timberline" or the "Company") is pleased to announce that it has signed a definitive option agreement (the "Option Agreement") with Gunpoint Exploration Ltd. (TSX-V: GUN) ("Gunpoint") pursuant to which Timberline has acquired the option to purchase 100% of Gunpoint's Talapoosa project ("Talapoosa") with a resource of over 1 million ounces of gold located in western Nevada.

Talapoosa Highlights:

- Established Canadian National Instrument 43-101 ("NI 43-101") resource consisting of 1,012,802 ounces (oz) of gold in the Measured & Indicated Resources (M&I) categories, with an additional 233,532 oz of gold in the Inferred Resource category
- Near-surface oxide gold ounces totaling 162,581 oz (M&I) and 47,745 oz (Inferred)
- Partially permitted open-pit, heap-leach project with extensive historical engineering work
- Located in Lyon County, Nevada, a low-risk, pro-mining jurisdiction with well-established infrastructure

Kiran Patankar, Timberline's President and CEO, commented, "This is a transformative deal for Timberline and underscores our strong Nevada focus. It represents an excellent opportunity to acquire 100% ownership of a million ounce gold project in the Company's 'backyard' with an established NI 43-101 resource. It also positions Timberline as a consolidator of advanced stage gold assets in one of the world's premier mining jurisdictions. The transaction terms, consisting of share consideration with nominal up-front cash and no minimum spending requirements, are particularly attractive given Talapoosa's location and advanced stage. During the option period, we expect to complete a feasibility study upon which we will base our future decisions regarding Talapoosa."

Transaction Terms:

- The Option Agreement provides Timberline with the right to acquire a 100% interest in Talapoosa (the "Option") at any time within thirty (30) months of March 12, 2015 (the "Option Period")
- As consideration for the Option, Timberline has agreed to issue to Gunpoint 2 million shares of common stock of the Company (subject to certain escrow conditions), and pay to Gunpoint US$300,000 in cash
- At any time during the Option Period, Timberline may purchase 100% of Talapoosa by providing written notification thereof (the "Notification Date") and paying to Gunpoint US$10 million in cash (the "Option Payment") within ninety (90) days of the Notification Date
- For a period of five (5) years following the date that Gunpoint receives the Option Payment (the "Contingent Payment Period"), should the daily price of gold (as determined by the London PM Fix) average US$1,600 per ounce or greater for a period of ninety (90) consecutive trading days (the "Trigger Event"), Timberline will be required to pay Gunpoint an additional US$10 million (the "Contingent Payment") within ninety (90) days of the date that the Trigger Event is deemed to have occurred. The Contingent Payment shall include US$5 million in cash, with the remainder paid either in cash or in shares of common stock of the Company, or a combination thereof, at Timberline's sole discretion
- Upon Timberline's acquisition of 100% of Talapoosa, Gunpoint will retain a 1% net smelter returns ("NSR") royalty on all minerals, which Timberline may purchase at any time by paying US$3 million to Gunpoint

Project Overview:

Gunpoint's current gold resource estimate[(1)] at Talapoosa consists of:

	Tons	Au (oz/ton)	Ag (oz/ton)	Tonnes	Au (g/t)	Ag (g/t)	Au (oz)	Ag (oz)
Oxide Measured	3,126,050	0.038	0.553	2,835,890	1.29	18.96	117,253	1,728,323
Sulphide Measured	14,044,820	0.036	0.481	12,741,180	1.22	16.50	501,215	6,760,763
Total Measured	17,170,870	0.036	0.494	15,577,070	1.23	16.95	618,468	8,489,086
Oxide Indicated	1,412,000	0.032	0.416	1,280,900	1.10	14.25	45,328	586,999
Sulphide Indicated	12,681,600	0.028	0.361	11,504,500	0.94	12.36	349,005	4,573,274
Total Indicated	14,093,600	0.028	0.366	12,785,400	0.96	12.55	394,334	5,160,273
Total M&I	31,264,470	0.032	0.437	28,362,470	1.11	14.97	1,012,802	13,649,358
Oxide Inferred	1,762,000	0.027	0.065	1,598,000	0.93	2.24	47,745	115,115
Sulphide Inferred	9,436,000	0.020	0.218	8,560,000	0.68	7.48	185,787	2,057,651
Total Inferred	11,198,000	0.021	0.194	10,158,000	0.72	6.65	233,532	2,172,766

(1) Gold cut-off = 0.013 oz/ton (0.45 g/t)

The above resource estimates are included in the Technical Report and Resource Estimate on the Talapoosa Project, Tetra Tech, Toronto, effective April 12, 2013 prepared for and filed by Gunpoint. Dr. Richard Jolk of MPDI, a Qualified Person (as such term is defined in NI 43-101), reviewed the technical report on behalf of Timberline. To the best of Timberline's knowledge, information and belief, there is no new material scientific or technical information that would make the disclosure of mineral resources in the report inaccurate or misleading. See cautionary note to United States investors regarding estimates of mineral resources.

Upon exercise of the Talapoosa Option, Timberline will acquire a 14,870 acre district-scale property comprising US Bureau of Land Management ("BLM") claims, fee lands, and water rights. The gold and silver mineralization is amenable to the potential development of an open-pit, heap-leach operation, which was fully permitted by Miramar Mining Corporation with the BLM and the State of Nevada in 1996, but remained undeveloped due to low prevailing metals prices. The deposit is open on strike, and the Company believes potential exists to expand the resource with additional exploration. The acquisition also includes the 4 mile-long parallel Appaloosa structure located 1 mile to the north of the Talapoosa resource area. The Appaloosa structure outcrops as epithermal-type sinter and breccia with vein fragments and is untested but for six historic, shallow drill holes.

Timberline's Vice President of Exploration, Steven Osterberg, commented, "After our due diligence review, which included a team of expert consultants, we concluded that Talapoosa has the potential to grow and become a near-term producer. We are also encouraged by the exploration potential of the Appaloosa zone, which we believe could make Talapoosa a significant gold and silver district with a footprint similar to the nearby Comstock Lode, which first put Nevada on the mining map."

Timberline expects to file an updated NI 43-101 Technical Report on Talapoosa by the end of March 2015. Timberline has also commenced a Preliminary Economic Assessment ("PEA") on the Talapoosa resource. The Company has engaged a team of expert consultants comprised of Qualified Person professional engineers and scientists with previous history on the project, including: Mr. Todd McCracken of WSP Canada Inc.; Mr. Michael Henderson of DOWL; Mr. Jack McPartland of McClelland

Laboratories, Inc.; Mr. Richard DeLong of Enviroscientists, Inc.; and Dr. Richard Jolk of MPDI. The Company expects to complete its PEA in Q2 2015 by capitalizing on extensive historic engineering and permitting work.

Issuance of the shares of common stock remains subject to necessary regulatory approvals, including the approval of the NYSE MKT and TSX Venture Exchange. The shares of common stock have not been and will not be registered under the Securities Act of 1933, as amended, or under any applicable state securities laws and may not be offered or sold absent such registration or an exemption from such registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction, including the United States.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its recently optioned Talapoosa project in Lyon County and its 23 square mile Eureka project lying on the Battle Mountain-Eureka gold trend. At Eureka, the Company continues to advance the NI 43-101 resource[(2)] of 508,000 ounces (M&I) and 141,000 ounces (Inferred) of gold at the Lookout Mountain project area, and is completing a drill program at the Windfall project area. Exploration potential occurs within three separate structural trends defined by distinct geochemical gold anomalies. Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers, as well as a carried-to-production interest in the Butte Highlands high-grade underground gold project in Montana.

Timberline is listed on the NYSE MKT where it trades under the symbol "TLR" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Mr. Steven Osterberg, Ph.D., P.G., Timberline's Vice-President of Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved disclosure of the technical contents of this news release.

[(2)] Refer to Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

The Company's JV partner at Butte Highlands has decided that it may advance the project into production without first establishing NI 43-101 mineral resources supported by an independent technical report or completing a feasibility study. A production decision without the benefit of a technical report independently establishing mineral resources or reserves and any feasibility study demonstrating economic and technical viability creates increased uncertainty and heightens economic and technical risks of failure.

Cautionary note to United States Investors Regarding Estimates of Resources: This press release uses the terms "Measured Resources", "Indicated Resources", "Measured & Indicated Resources" and "Inferred Resources" We advise U.S. investors that while these terms are defined in and required by Canadian regulations under NI 43-101, these terms are not defined terms under United States Securities and Exchange Commission ("SEC") Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Under SEC Industry Guide 7 standards, a "final" or "bankable" feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and governmental authorizations must be filed with the appropriate governmental authority. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. "Inferred mineral resources" have a great amount of uncertainty as to their

existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of "contained ounces" in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves" by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding mineral resource estimates, the Company's ability to pay future payments; timing, completion, and filing of technical reports or a preliminary economic assessment; use of previous engineering work and permitting work to complete a preliminary economic assessment; the mining friendly conditions in Nevada; the Company's potential acquisition of Talapoosa by exercise of the Option; exploration, potential resource expansion, and potential development at the Talapoosa project and at the Company's Lookout Mountain and Windfall projects; the near-term production nature of the Talapoosa project; advancement toward and potential capital or operating costs of any heap leach or other operations; permitting success at Talapoosa, Eureka and Butte Highlands; construction and operations at Butte Highlands. When used herein, the words "anticipate," "believe," "estimate," "upcoming," "plan," "target", "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to its exploration projects, risks related to mining activities, risks related to potential future transactions, risks related to the Company continuing as a going concern, risks related to the ability to finance any payment due at the exercise of the Option, risks related to project development decisions, risks related to mineral resource estimates and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2014. Except as required by Federal Securities law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Kiran Patankar
President and Chief Executive Officer
Tel: 208-664-4859
E-mail: info@timberline-resources.com
Website: www.timberline-resources.com